CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges              EXHIBIT (12) (i)

                                                                         2004
                                                               ------------------------
                                                               3 Months       12 Months
                                                                 Ended          Ended
                                                                Mar. 31        Mar. 31
                                                               ---------      ---------
      Earnings: ($000)
A.        Net Income from Continuing Operations (2)            $  22,989      $  46,780
B.        Federal and State Income Tax                            16,273         32,815
                                                               ---------      ---------
C.        Earnings before Income Taxes                         $  39,262      $  79,595
                                                               =========      =========
D.        Fixed Charges
               Interest on Mortgage Bonds                             --            307
               Interest on Other Long-Term  Debt                   2,831         10,905
               Other Interest (3)                                  1,963          9,290
               Interest Portion of Rents                             259          1,043
               Amortization of Premium & Expense on Debt             271          1,106
               Preferred Stock Dividends of Central Hudson           391          1,917
                                                               ---------      ---------
                              Total Fixed Charges              $   5,715      $  24,568
                                                               =========      =========

E.        Total Earnings                                       $  44,977      $ 104,163
                                                               =========      =========

      Preferred Dividend Requirements:
F.        Allowance for Preferred Stock Dividends
                Under IRC Sec 247 (3)                          $     242      $   1,179
G.        Less Allowable Dividend Deduction                          (32)          (127)
                                                               ---------      ---------
H.        Net Subject to Gross-up                                    210          1,052
I.        Ratio of Earnings before Income
               Taxes to Net Income (C/A)                           1.708          1.701
                                                               ---------      ---------
J.        Preferred Dividend (Pre-tax) (H x I)                       359          1,790
K.        Plus Allowable Dividend Deduction                           32            127
                                                               ---------      ---------
L.        Preferred Dividend Factor                                  391          1,917
                                                               =========      =========

M.        Ratio of Earnings to Fixed Charges (E/D)                  7.87           4.24
                                                               =========      =========

                                                                                    Year Ended December 31,
                                                             ---------------------------------------------------------------------
                                                                2003           2002         2001 (1)         2000           1999
                                                             ---------      ---------      ---------      ---------      ---------
      Earnings: ($000)
A.        Net Income from Continuing Operations (2)          $  43,985      $  41,281      $  50,835      $  50,973      $  48,573
B.        Federal and State Income Tax                          30,435         22,294         (3,338)        38,215         28,925
                                                             ---------      ---------      ---------      ---------      ---------
C.        Earnings before Income Taxes                       $  74,420      $  63,575      $  47,497      $  89,188      $  77,498
                                                             =========      =========      =========      =========      =========
D.        Fixed Charges
               Interest on Mortgage Bonds                          570          2,136          5,211         11,342         13,057
               Interest on Other Long-Term  Debt                10,699          9,819         10,446         12,864         11,094
               Other Interest (3)                                9,828         11,659         12,837          9,303          5,640
               Interest Portion of Rents                         1,040            749            801            962            993
               Amortization of Premium & Expense on Debt         1,159          1,249          1,350          1,170            993
               Preferred Stock Dividends of Central Hudson       2,259          3,259          3,026          5,556          5,078
                                                             ---------      ---------      ---------      ---------      ---------
                              Total Fixed Charges            $  25,555      $  28,871      $  33,671      $  41,197      $  36,855
                                                             =========      =========      =========      =========      =========

E.        Total Earnings                                     $  99,975      $  92,446      $  81,168      $ 130,385      $ 114,353
                                                             =========      =========      =========      =========      =========

      Preferred Dividend Requirements:
F.        Allowance for Preferred Stock Dividends
                Under IRC Sec 247 (3)                        $   1,387      $   2,161      $   3,230      $   3,230      $   3,230
G.        Less Allowable Dividend Deduction                       (127)          (127)          (127)          (127)          (127)
                                                             ---------      ---------      ---------      ---------      ---------
H.        Net Subject to Gross-up                                1,260          2,034          3,103          3,103          3,103
I.        Ratio of Earnings before Income
               Taxes to Net Income (C/A)                         1.692          1.540          0.934          1.750          1.595
                                                             ---------      ---------      ---------      ---------      ---------
J.        Preferred Dividend (Pre-tax) (H x I)                   2,132          3,132          2,899          5,429          4,951
K.        Plus Allowable Dividend Deduction                        127            127            127            127            127
                                                             ---------      ---------      ---------      ---------      ---------
L.        Preferred Dividend Factor                              2,259          3,259          3,026          5,556          5,078
                                                             =========      =========      =========      =========      =========

M.        Ratio of Earnings to Fixed Charges (E/D)                3.91           3.20           2.41           3.16           3.10
                                                             =========      =========      =========      =========      =========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income reflects preferred stock dividends paid by Central Hudson.

(3) Reflects SFAS 150 reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges           Exhibit (12) (i)(i)
and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                         2004
                                                               ------------------------
                                                               3 Months       12 Months
                                                                 Ended          Ended
                                                                Mar. 31        Mar. 31
                                                               ---------      ---------
      Earnings: ($000)
A.        Net Income                                           $  16,488      $  40,205
B.        Federal & State Income Tax                              11,854         28,382
                                                               ---------      ---------
C.        Earnings before Income Taxes                         $  28,342      $  68,587
                                                               =========      =========
D.        Fixed Charges
               Interest on Mortgage Bonds                             --            307
               Interest on Other Long-Term Debt                    2,831         10,905
               Other Interest (2)                                  1,988          9,316
               Interest Portion of Rents                             192            772
               Amortization of Premium & Expense on Debt             271          1,106
                                                               ---------      ---------
                              Total Fixed Charges              $   5,282      $  22,406
                                                               =========      =========

E.        Total Earnings                                       $  33,624      $  90,993
                                                               =========      =========

      Preferred Dividend Requirements:
F.        Allowance for Preferred Stock Dividends
               Under IRC Sec 247 (2)                           $     242      $   1,179
G.        Less Allowable Dividend Deduction                          (32)          (127)
                                                               ---------      ---------
H.        Net Subject to Gross-up                                    210          1,052
I.        Ratio of Earnings before Income
               Taxes to Net Income (C/A)                           1.719          1.706
                                                               ---------      ---------
J.        Pref. Dividend (Pre-tax) (H x L)                           361          1,795
K.        Plus Allowable Dividend Deduction                           32            127
                                                               ---------      ---------
L.        Preferred Dividend Factor                                  393          1,922
M.        Fixed Charges (D)                                        5,282         22,406
                                                               ---------      ---------
N.        Total Fixed Charges and Preferred Dividends          $   5,675      $  24,328
                                                               =========      =========

O.        Ratio of Earnings to Fixed Charges (E/D)                  6.37           4.06
                                                               =========      =========
P.        Ratio of Earnings to Fixed Charges and
          Preferred Dividends (E/N)                                 5.92           3.74
                                                               =========      =========

                                                                                  Year Ended December 31,
                                                           ---------------------------------------------------------------------
                                                              2003           2002         2001 (1)         2000           1999
                                                           ---------      ---------      ---------      ---------      ---------
      Earnings: ($000)
A.        Net Income                                       $  38,875      $  32,524      $  44,178      $  52,595      $  51,881
B.        Federal & State Income Tax                          26,981         21,690         (7,637)        37,150         28,144
                                                           ---------      ---------      ---------      ---------      ---------
C.        Earnings before Income Taxes                     $  65,856      $  54,214      $  36,541      $  89,745      $  80,025
                                                           =========      =========      =========      =========      =========
D.        Fixed Charges
               Interest on Mortgage Bonds                        570          2,136          5,211         11,342         13,057
               Interest on Other Long-Term Debt               10,699          9,819         10,446         12,864         11,094
               Other Interest (2)                              9,828         11,772         11,820          6,251          4,860
               Interest Portion of Rents                         768            749            801            962            993
               Amortization of Premium & Expense on Debt       1,159          1,249          1,350          1,170            993
                                                           ---------      ---------      ---------      ---------      ---------
                              Total Fixed Charges          $  23,024      $  25,725      $  29,628      $  32,589      $  30,997
                                                           =========      =========      =========      =========      =========

E.        Total Earnings                                   $  88,880      $  79,939      $  66,169      $ 122,334      $ 111,022
                                                           =========      =========      =========      =========      =========

      Preferred Dividend Requirements:
F.        Allowance for Preferred Stock Dividends
               Under IRC Sec 247 (2)                       $   1,387      $   2,161      $   3,230      $   3,230      $   3,230
G.        Less Allowable Dividend Deduction                     (127)          (127)          (127)          (127)          (127)
                                                           ---------      ---------      ---------      ---------      ---------
H.        Net Subject to Gross-up                              1,260          2,034          3,103          3,103          3,103
I.        Ratio of Earnings before Income
               Taxes to Net Income (C/A)                       1.694          1.667          0.827          1.706          1.542
                                                           ---------      ---------      ---------      ---------      ---------
J.        Pref. Dividend (Pre-tax) (H x L)                     2,134          3,391          2,566          5,294          4,785
K.        Plus Allowable Dividend Deduction                      127            127            127            127            127
                                                           ---------      ---------      ---------      ---------      ---------
L.        Preferred Dividend Factor                            2,261          3,518          2,693          5,421          4,912
M.        Fixed Charges (D)                                   23,024         25,725         29,628         32,589         30,997
                                                           ---------      ---------      ---------      ---------      ---------
N.        Total Fixed Charges and Preferred Dividends      $  25,285      $  29,243      $  32,321      $  38,010      $  35,909
                                                           =========      =========      =========      =========      =========

O.        Ratio of Earnings to Fixed Charges (E/D)              3.86           3.11           2.23           3.75           3.58
                                                           =========      =========      =========      =========      =========
P.        Ratio of Earnings to Fixed Charges and
          Preferred Dividends (E/N)                             3.52           2.73           2.05           3.22           3.09
                                                           =========      =========      =========      =========      =========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS 150 reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.